Exhibit 99.1

News

Media Contact:      Southern Company Media Relations
404-506-5333 or 1-866-506-5333

Investor Relations Contact:
Greg MacLeod
404-685-4194
gbmacleo@southernco.com

Southern Company announces upsize and pricing of $1.45 billion in aggregate principal amount of Series 2025A 3.25% Convertible Senior Notes due June 15, 2028

ATLANTA, May 20, 2025 – Southern Company (NYSE: SO) today announced the pricing of $1.45 billion in aggregate principal amount of its Series 2025A 3.25% Convertible Senior Notes due June 15, 2028 (the “Convertible Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), reflecting an upsize of $200 million over the previously announced offering size. In addition, Southern Company granted the initial purchasers of the Convertible Notes an option to purchase, for settlement within a period of 13 days from, and including, the date the Convertible Notes are first issued, up to an additional $200 million in aggregate principal amount of the Convertible Notes. The offering is expected to close on May 23, 2025, subject to customary closing conditions.

Interest on the Convertible Notes will be paid semiannually at a rate of 3.25% per annum. The Convertible Notes will have an initial conversion rate of 8.8077 shares of Southern Company’s common stock per $1,000 principal amount of the Convertible Notes (which is equal to an initial conversion price of approximately $113.54 per share of common stock), representing an initial conversion premium of approximately 25% above the last reported sale price of Southern Company’s common stock on May 20, 2025. The conversion rate is subject to adjustment in certain circumstances. The Convertible Notes will mature on June 15, 2028, unless repurchased or converted in accordance with their terms prior to such date.

Prior to March 15, 2028, the Convertible Notes will be convertible only upon the occurrence of certain events and during certain periods. Thereafter, the Convertible Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, Southern Company will pay cash up to the aggregate principal amount of the Convertible Notes to be converted and pay or deliver, as the case may be, cash, shares of Southern Company’s common stock, or a combination of cash and shares of common stock, at Southern Company’s election, in respect of the remainder, if any, of

Southern Company’s conversion obligation in excess of the aggregate principal amount of the Convertible Notes being converted.

Southern Company estimates that the net proceeds from this offering will be approximately $1.44 billion (or approximately $1.63 billion if the initial purchasers exercise their option to purchase additional Series 2025A Convertible Senior Notes in full), after deducting estimated initial purchasers’ discounts and estimated offering expenses payable by Southern Company. Southern Company intends to use approximately $1.25 billion of the net proceeds from this offering to repurchase (i) approximately $781.6 million aggregate principal amount of its Series 2023A 3.875% Convertible Senior Notes due December 15, 2025 (the “Series 2023A Convertible Notes”) and (ii) approximately $328.1 million aggregate principal amount of its Series 2024A 4.50% Convertible Senior Notes due June 15, 2027 (together with the Series 2023A Convertible Notes, the “Existing Convertible Notes”), in each case through individually negotiated transactions with a limited number of holders thereof (each, a “note repurchase transaction”), effected through one of the initial purchasers of the Convertible Notes or its affiliate. Southern Company intends to use the remaining net proceeds to repay all or a portion of its outstanding commercial paper borrowings and for other general corporate purposes, which may include investment in its subsidiaries.

Contemporaneously with the pricing of the Convertible Notes, Southern Company entered into separate and privately negotiated transactions with a limited number of holders of the Existing Convertible Notes to use a portion of the proceeds of the offering to repurchase a portion of the Existing Convertible Notes, as described above, on terms negotiated with each such holder. The terms of each note repurchase transaction were individually negotiated with each such holder of the Existing Convertible Notes and depended on several factors, including the market price of Southern Company’s common stock and the trading price of the applicable Existing Convertible Notes at the time of each such note repurchase. Southern Company may also repurchase outstanding Existing Convertible Notes following the completion of the offering of the Convertible Notes. No assurance can be given as to how much, if any, of the Existing Convertible Notes will be repurchased following the completion of the offering or the terms on which they will be repurchased.

Southern Company expects that holders of the Existing Convertible Notes that sell their Existing Convertible Notes to Southern Company in any note repurchase transaction may enter into or unwind various derivatives with respect to Southern Company’s common stock and/or purchase or sell shares of Southern Company’s common stock in the market to hedge their exposure in connection with these transactions. In particular, Southern Company expects that many holders of the Existing Convertible Notes employ a convertible arbitrage strategy with respect to the Existing Convertible Notes and have a short position with respect to Southern Company’s common stock that they would close, through purchases of Southern Company’s common stock and/or the entry into or unwind of economically equivalent derivatives transactions with respect to Southern Company’s common stock, in connection with Southern Company’s repurchase of their Existing Convertible Notes for cash. This activity could increase (or reduce the size of any decrease in) the market price of Southern Company’s common stock or the Convertible Notes at that time and could result in a higher effective conversion price for the Convertible Notes.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The offer and sale of the Convertible Notes and the shares of common stock issuable upon conversion of the Convertible Notes, if any, have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and the Convertible Notes and such shares of common stock may not be offered or sold without registration or an applicable exemption from registration requirements.

About Southern Company

Southern Company (NYSE: SO) is a leading energy provider serving 9 million customers across the Southeast and beyond through its family of companies. The company has electric operating companies in three states, natural gas distribution companies in four states, a competitive generation company, a leading distributed energy distribution company with national capabilities, a fiber optics network and telecommunications services.

Cautionary Notice Regarding Forward-Looking Statements

Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the closing of the offering of the Convertible Notes, the expected use of proceeds from the offering and the note repurchase transactions. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: global and U.S. economic conditions, including impacts from geopolitical conflicts, recession, inflation, tariffs, interest rate fluctuations, and financial market conditions, and the results of financing efforts; access to capital markets and other financing sources; changes in Southern Company's credit ratings; and catastrophic events such as fires, earthquakes, explosions, floods, tornadoes, hurricanes and other storms, droughts, pandemic health events, political unrest, wars, or other similar occurrences. Southern Company expressly disclaims any obligation to update any forward‐looking information.

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